UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2026

OSR HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41390	84-5052822
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

10900 NE 4th Street, Suite 2300, Bellevue, WA	98004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (425) 635-7700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OSRH	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OSRHW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On May 27, 2026, OSR Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Vaximm AG (“Vaximm”), a clinical-stage biopharmaceutical company organized under the laws of Switzerland. Vaximm is an indirect subsidiary of the Company, and the Asset Purchase Agreement constitutes a related party transaction with respect to the Company.

The Asset Purchase Agreement was contemplated by, and entered into in connection with, the Global Exclusive License Agreement, dated April 29, 2026 (the “License Agreement”), among the Company, Vaximm and BCM Europe AG (“BCME”), pursuant to which Vaximm granted BCME an exclusive, worldwide license to develop, manufacture and commercialize products based on VXM01, an oral DNA-based cancer immunotherapy. The License Agreement was previously described in, and filed as an exhibit to, the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2026.

The Asset Purchase Agreement is intended to transfer outright ownership of the underlying intellectual property from Vaximm to the Company, so that the Company becomes the direct holder of such assets and the direct beneficiary of any future milestone and royalty payments arising therefrom.

Pursuant to the Asset Purchase Agreement:

●	Vaximm agreed to sell, and the Company agreed to purchase, free and clear of all encumbrances, all of Vaximm’s right, title and interest in and to the VXM01 intellectual property family (including the patents and patent applications, know-how, regulatory filings and clinical data relating to VXM01) and certain related assigned contracts (collectively, the “Purchased Assets”).

●	The aggregate purchase price for the Purchased Assets is $30,000,000 (the “Purchase Price”), reflecting the fair market value of the Purchased Assets.

●	The Purchase Price becomes due and payable in full on the date on which the first milestone payment is triggered under the License Agreement (the “Full Payment Due Date”), which is the completion of a Phase 2 clinical study of VXM01 in either glioblastoma (GBM) or pancreatic ductal adenocarcinoma (PDAC). The Company may, in its sole discretion, make one or more voluntary partial payments prior to that date, each of which reduces the outstanding balance of the Purchase Price on a dollar-for-dollar basis.

●	The closing of the transaction will occur upon full payment of the first milestone payment, subject to the satisfaction or waiver of customary closing conditions, including the delivery of an intellectual property assignment and related transfer instruments.

●	A payment default arises solely if the Company fails to pay the outstanding balance of the Purchase Price on the Full Payment Due Date; no failure to make a voluntary partial payment constitutes a default. Any payment default is subject to a good faith resolution procedure between the parties before the seller may pursue other remedies, and no payment default affects the validity of the transfer of the Purchased Assets to the Company.

●	The Asset Purchase Agreement may be terminated by either party if the closing has not occurred by December 31, 2027, subject to customary exceptions.

The Asset Purchase Agreement also contains customary provisions relating to representations and warranties, covenants, intellectual property registration and maintenance, indemnification, confidentiality, and dispute resolution, and is governed by the laws of Switzerland.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Purchase Agreement, dated May 27, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2026

OSR HOLDINGS, INC.

By:	/s/ Kuk Hyoun Hwang
	Name:	Kuk Hyoun Hwang
	Title:	Chief Executive Officer

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